EXHIBIT 99.1

Nanophase Reports Fourth Quarter and Fiscal Year 2016 Financial Results

The company’s financial conference call is scheduled for February 16, 2017 at 11am EST

ROMEOVILLE, Ill., Feb. 15, 2017 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the fourth quarter and fiscal year ended December 31, 2016.

 “2016 demonstrated continued financial growth on the top line and bottom line (from the base business, prior to launch costs for our new fully formulated personal care solutions), and featured our first outright quarterly profit during the second quarter,” commented Nanophase CEO and President Jess Jankowski.  “And with revenue starting to come in from these new products, we expect continued improvement heading into 2017.”

Twelve Months Ended December 31, 2016 Financial Highlights

  Revenue for fiscal year 2016 was $10.8 million, vs. the $10.3 million reported during the same period of 2015.

  The net loss for fiscal year 2016 was $1.3 million, or a loss of $0.04 per share, compared to a net loss of $1.2 million, or $0.04 per share, for the comparable period of 2015.

  The Company finished the quarter with approximately $1.8 million in cash and cash equivalents; the Company had no debt.

Fourth Quarter 2016 Financial Highlights

  Revenue for the fourth quarter was $2.4 million in 2016 and $2.3 million in 2015.

  The net loss for the quarter was $0.7 million in 2016, or $0.02 per share, compared to a net loss of $0.3 million, or $0.01 per share, for 2015.

Jankowski continued, “We could have simply posted a slightly better result than the prior year, but our plan is to grow the top line significantly more in 2017 than we did during 2016, and we are investing in making that happen.  That most of our investment was covered by the business indicates we are moving in the right direction.  I believe we have the strategy, the solutions and the positioning to get this done.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

Fourth Quarter and Fiscal Year 2016 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for February 16, 2017, at 10:00 a.m. CST, 11:00 a.m. EST. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 5824085.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2016. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	December 31,
	2016	December 31,
ASSETS	(Unaudited)	2015

Current assets:
Cash and cash equivalents	$1,779,027	$1,275,402
Trade accounts receivable, less allowance for doubtful accounts
of $5,000 on December 31, 2016 and $6,000 on December 31, 2015	434,226	506,549
Other receivable	96	43
Inventories, net	771,975	661,593
Prepaid expenses and other current assets	441,634	247,726
Total current assets	3,426,958	2,691,313

Equipment and leasehold improvements, net	1,395,441	1,860,579
Other assets, net	19,893	22,381
	$4,842,292	$4,574,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	107,021	94,406
Accounts payable	669,025	507,643
Accrued expenses	521,302	276,287
Total current liabilities	1,297,348	878,336

Long-term portion of capital lease obligations	109,448	143,560
Long-term deferred rent	465,850	518,747
Asset retirement obligation	178,378	172,238
Total long-term liabilities	753,676	834,545

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-
Common stock, $.01 par value, 42,000,000 and 35,000,000 shares authorized;		-
31,229,996 and 28,585,496 shares issued and outstanding on December 31, 2016
and December 31, 2015, respectively	312,300	285,855
Additional paid-in capital	97,359,324	96,172,795
Accumulated deficit	(94,880,356)	(93,597,258)
Total stockholders' equity	2,791,268	2,861,392
	$4,842,292	$4,574,273

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Product revenue, net	$2,343,061	$2,271,979	$10,719,808	$10,271,919
Other revenue	24,283	7,780	62,739	41,270
Net revenue	2,367,344	2,279,759	10,782,547	10,313,189

Operating expense:
Cost of revenue	1,776,592	1,606,702	7,542,876	7,199,594
Gross profit	590,752	673,057	3,239,671	3,113,595

Research and development expense	494,181	303,193	1,553,688	1,272,621
Selling, general and administrative expense	803,057	703,585	2,954,232	3,019,424
Income/(Loss) from operations	(706,486)	(333,721)	(1,268,249)	(1,178,450)
Interest income	-	-	-	-
Interest expense	(3,540)	(4,625)	(14,849)	(13,999)
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	(710,026)	(338,346)	(1,283,098)	(1,192,449)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(710,026)	$(338,346)	$(1,283,098)	$(1,192,449)

Net income/(loss) per share- basic and diluted	$(0.02)	$(0.01)	$(0.04)	$(0.04)

Weighted average number of basic and diluted
common shares outstanding	31,229,996	28,585,496	30,911,869	28,574,902

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Product revenue, net	$2,343,061	$2,271,979	$10,719,808	$10,271,919
Other revenue	24,283	7,780	62,739	41,270
Net revenue	2,367,344	2,279,759	10,782,547	10,313,189

Operating expense:
Cost of revenue detail:
Depreciation	80,503	147,685	471,660	581,382
Non-Cash equity compensation	5,298	5,105	22,398	22,369
Other costs of revenue	1,690,791	1,453,912	7,048,818	6,595,843
Cost of revenue	1,776,592	1,606,702	7,542,876	7,199,594
Gross profit	590,752	673,057	3,239,671	3,113,595

Research and development expense detail:
Depreciation	22,018	27,475	104,852	113,043
Non-Cash equity compensation	9,090	8,279	36,354	34,380
Other research and development expense	463,073	267,439	1,412,482	1,125,198
Research and development expense	494,181	303,193	1,553,688	1,272,621

Selling, general and administrative expense detail:
Depreciation and amortization/impairment	60,121	10,090	88,532	40,449
Non-Cash equity compensation	64,141	27,902	148,317	123,828
Other selling, general and administrative expense	678,795	665,593	2,717,383	2,855,147
Selling, general and administrative expense	803,057	703,585	2,954,232	3,019,424
Income/(Loss) from operations	(706,486)	(333,721)	(1,268,249)	(1,178,450)
Interest income	-	-	-	-
Interest expense	(3,540)	(4,625)	(14,849)	(13,999)
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	(710,026)	(338,346)	(1,283,098)	(1,192,449)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(710,026)	$(338,346)	$(1,283,098)	$(1,192,449)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	3,540	4,625	14,849	13,999
Addback Depreciation/Amortization/Impairment	162,642	185,250	665,044	734,874
Addback Non-Cash Equity Compensation	78,529	41,286	207,069	180,577

Adjusted EBITDA	$(465,315)	$(107,185)	$(396,136)	$(262,999)

COMPANY CONTACT
Nancy Baldwin
Investor Relations
630-771-6708